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                                                                    EXHIBIT 99.3

                                     PROXY

                     DAKOTA TELECOMMUNICATIONS GROUP, INC.
                        SPECIAL MEETING OF SHAREHOLDERS
                             February 25, 1999

          The undersigned acknowledges receipt of a Prospectus and Proxy Statement dated January ___, 1999, and appoints Thomas W. Hertz and Craig A. Anderson, or either of them, attorneys and proxies of the undersigned, each with full power of substitution, to vote all shares of Dakota Telecommunications Group, Inc. which the undersigned is entitled to vote at the special meeting of its shareholders to be held on February 25, 1999, and at any adjournment thereof:

          THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF DAKOTA TELECOMMUNICATIONS GROUP, INC. IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ADOPTION OF THE MERGER AGREEMENT AND WILL BE
                               ---
VOTED IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS WHICH MAY COME BEFORE THE MEETING.

PLEASE DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

          YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.
                                                    ---

     1.   FOR  AGAINST  ABSTAIN       Proposal to adopt an Agreement and Plan
          ( )  ( )      ( )           of Merger, as amended (the "Merger
                                      Agreement") and approve the Merger and
                                      other transactions contemplated by the
                                      Merger Agreement as described in the
                                      Prospectus and Proxy

                                      Statement dated January ___, 1999.

     2. As said Proxies in their discretion may determine on all other matters that may be presented at the meeting.

                                    Dated: _____________________, 1999

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                                        Signatures of Shareholders


Please sign exactly as your name(s) appear(s) below. Joint owners should each sign personally. Executors, administrators, trustees and persons signing for corporations or partnerships should so indicate and include title.